Exhibit 99.1

FOR IMMEDIATE RELEASE

Rubicon Technology, Inc. Announces Offering of 1,800,000 Shares of Common Stock

FRANKLIN PARK, Ill., June 11, 2010 – Rubicon Technology, Inc. (Nasdaq: RBCN) (the “Company”) today announced that it will offer 1,800,000 shares of its common stock pursuant to an underwritten public offering. The Company intends to grant the underwriters a 30-day option to purchase up to an additional 270,000 shares of common stock from the Company to cover over-allotments, if any.

The Company expects to use the net proceeds from the offering to expand its crystal growth and post crystal growth manufacturing facilities and for working capital and other general corporate purposes.

UBS Securities LLC is acting as sole book-running manager for the offering and Canaccord Genuity Inc. is acting as a co-lead manager for the offering.

This offering will be made pursuant to the Company’s effective registration statement, including a prospectus and a related preliminary prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”). Before investing, investors should read the prospectus in the registration statement, the related preliminary prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. This offering will be made solely by means of a prospectus and prospectus supplement filed with the SEC. Copies of the prospectus and prospectus supplement may be obtained for free by visiting EDGAR on the SEC web site at www.sec.gov or by contacting UBS Securities LLC, Attn: Prospectus Department, 299 Park Avenue, New York, New York 10171, or by calling 1-888-827-7275.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the common stock or any other securities of the Company. No offer, solicitation or sale shall be made in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Rubicon Technology, Inc.

Rubicon Technology, Inc. is an advanced electronic materials provider that develops, manufactures and sells monocrystalline sapphire and other innovative crystalline products for light-emitting diodes (LEDs), radio frequency integrated circuits (RFICs), blue laser diodes, optoelectronics and other optical applications. The Company applies its proprietary crystal growth technology to produce high-quality sapphire products efficiently to supply a large and growing end-market demand, and works closely with its customers to meet their quality and delivery needs. Rubicon is a vertically integrated manufacturer of high-quality sapphire substrates and optical windows that are used in a variety of high-growth, high-volume end-market applications. The Company is actively developing larger diameter products to support the continued advancement of the LED and RFIC markets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. These forward-looking statements include statements regarding our intended offering of common stock and our intended use of proceeds of the offering. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include: demand for our common stock and the aggregate offering price of the shares we sell, if any; and other risks and uncertainties described in the Company’s registration statement on Form S-3 filed with the SEC on June 3, 2010 and the related prospectus and prospectus supplement, in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2009, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and other filings with the SEC. For these reasons, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.